FORM 10f-3
Record of Securities
Purchased Under
the Fund's Rule 10f-
3 Procedures

Fund Name:

Legg Mason
Opportunity Trust

1.	Issuer:

	Accenture Ltd.



2.	Date of
Purchase:
	7/18/01



3.	Underwriter
from whom
purchased:
	Goldman
Sachs


4.	"Affiliated
Underwriter"
Managing or
participating in
syndicate:
		Legg
Mason Wood Walker,
Inc.



5.	Aggregate
principal amount of
purchase:
	$16,312,500


6.	Aggregate
principal amount of
offering:
	$1,667,500,00
0


7.	Purchase
price (net of fees and
expenses):	$14.50


8.	Date offering
commenced:
	7/18/01


9.	Offering price
at time of purchase:
	$14.50


10.	Commission,
spread or profit: $
	$.41
		2.8%

11.	Have the
following conditions
been satisfied:
	YES
	NO

a.	The securities
are (i) part of an issue
registered
under the
Securities Act of 1933
which is being
offered to the
public; (ii) "municipal
securities"
as defined in
Section 3(a)(29) of
the Securities
Exchange Act
of 1934; (iii) sold in an
Eligible
Foreign
Offering (as defined in
Section (a)(2)
under Rule
10f-3); or (iv) sold in
an Eligible
Rule 144A
Offering (as defined in
Section
(a)(4) under
Rule 10f-3)?

	X

b.	The purchase
price paid did not
exceed the
offering price
at the time of
purchase?
	X

c.	The securities
were purchased prior
to the
close of the
first day on which any
sales
were made
(or, if a rights offering,
the
securities
were purchased on or
before
the fourth day
preceding the day on
which the
rights offering
terminated)?
	X

Y
ES		NO

d.	The
underwriting was a
firm commitment
underwriting?


	X

e.	The
commission, spread
or profit was
reasonable
and fair in relation to
that being
received by
others for
underwriting similar
securities
during the same
period?
		X


f.	(1) The issuer
of the securities(other
than
the issuer of
municipal securities)
and its
predecessors
have been in
continuous
operation for
not less than three
years;

and

(2) If securities
are municipal
securities, the
issue of
securities has
received an
investment
grade rating
from a nationally
recognized
statistical
rating organization or,
if the issuer
or entity
supplying the
revenues from which
the issue is to
be paid has been in
continuous
operation less
than three years
(including any
predecessor),
it has received one of
the three
highest ratings
from at least one such
rating
organization?


	X

g.	The amount of
such securities
purchased
by all of the
investment
companies advised
by the same
Adviser did not
exceed 25% of
the principal
amount of the
offering?
		X


h.	No affiliated
underwriter was a
direct or
indirect
participant in or
beneficiary of the
sale?


	X

i.	Information
has been promptly
supplied to
the Secretary
of the Fund for
inclusion on
SEC Form
NSAR?

	X


Approved

	Date
_________________
___



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RES\FORM10F3